UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2019

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KEGX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 30, 2019, Robert Saltiel resigned as the President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Key Energy Services, Inc. (“Key” or the “Company”).

On December 30, 2019, the Company announced that the Board appointed J. Marshall Dodson, the Company’s current Senior Vice President, Chief Financial Officer and Treasurer, as Interim Chief Executive Officer of the Company, effective as of December 30, 2019. Mr. Dodson is expected to serve as the Interim Chief Executive Officer until the Company completes its search process for a successor Chief Executive Officer. Mr. Dodson will continue to fulfill his responsibilities as Senior Vice President, Chief Financial Officer and Treasurer during the interim period.

Mr. Dodson, age 48, has served as the Company’s Senior Vice President, Chief Financial Officer and Treasurer since 2013. Mr. Dodson served as Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer from May 11, 2018 through August 20, 2018. Mr. Dodson first joined the Company as Vice President and Chief Accounting Officer on August 22, 2005 and served in that capacity until being appointed Vice President and Treasurer on June 8, 2009. In addition, from February 6, 2009 until March 26, 2009, Mr. Dodson served in the additional capacity as interim principal financial officer. Prior to joining Key, Mr. Dodson served in various capacities at Dynegy, Inc. from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson received a BBA from the University of Texas at Austin in 1993. Mr. Dodson served as a director for Enduro Resource Partners LLC, a private exploration and production company from November 2017 until July 2018.

Mr. Dodson is party to an employment agreement with the Company, dated as of March 25, 2013, as described in the Company’s definitive proxy statement on Schedule 14A filed March 15, 2019. In connection with his appointment as Interim Chief Executive Officer, Mr. Dodson entered into a letter agreement with the Company (the “Letter Agreement”) increasing his annual base salary to $575,000 during his tenure as Interim Chief Executive Officer and, in the event that the Board appoints someone other than Mr. Dodson as Chief Executive Officer of the Company and Mr. Dodson elects to terminate his employment at that time, providing that Mr. Dodson may accelerate the payment of a retention bonus as set forth in a retention bonus letter agreement entered into with the Company, to be paid in a lump sum cash payment. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Dodson.

In connection with his resignation, the Company and Mr. Saltiel entered into a Separation and General Release Agreement pursuant to which Mr. Saltiel will be entitled to receive, in a lump sum payment, $2,500,000, and Mr. Saltiel provided to the Company a customary release. The foregoing description of the Separation and General Release Agreement is qualified in its entirety by reference to the full text of the Separation and General Release Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release the Company issued regarding this transition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement, dated as of December 30, 2019, between John Marshall Dodson and Key Energy Services, Inc.

10.2	Separation and General Release Agreement, dated as of December 30, 2019, between Robert Saltiel and Key Energy Services, Inc.

99.1	Press Release of Key Energy Services, Inc., issued December 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 31, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary